Exhibit (h)(5)(ii)

AMENDMENT NO. 1

TO TRANSFER, DIVIDEND DISBURSING AND SHAREHOLDERS’ SERVICING

AGENT AGREEMENT

This AMENDMENT NO. 1, dated as of October 1, 2006 (this “Amendment”), between the Massachusetts business trusts listed on Schedule A hereto acting on behalf of their series listed on Schedule A hereto (as the same may from time to time be amended to add or delete one or more series of such trusts) (each such trust being hereinafter referred to as a “Trust” and each series of a Trust being hereinafter referred to as a “Fund”), Columbia Management Services, Inc. (“CMSI”) and Columbia Management Advisors, LLC (“CMA”), amends that certain Transfer, Dividend Disbursing and Shareholders’ Servicing Agent Agreement dated as of May 1, 2006 between each Trust, CMSI and CMA (the “Agreement”), as specifically provided below.

A.	Amendments.

1.	Terms used but not otherwise defined herein have the meaning ascribed to them by the Agreement (as further amended hereby).

2.	Schedule A of the Agreement is hereby amended as attached hereto (a) to delete the following series: Columbia Tax-Managed Growth Fund, Columbia Growth Stock Fund, Columbia Young Investor Fund, Columbia Tax-Exempt Insured Fund, Columbia Utilities Fund, Columbia Managed Municipals Fund, Columbia Small Company Equity Fund, CMG Corporate Bond Fund and CMG Emerging Markets Equity Fund; and (b) to change the name of “Columbia High Yield Fund” to “Columbia Conservative High Yield Fund” and “Columbia Small Cap Growth Fund” to “Columbia Small Cap Growth Fund I.”

3.	Schedule B of the Agreement is hereby amended by striking the words “third-party” from the definition of “Sub-Transfer Agency Fees.”

B.	Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

C.	Reference to and Effect on the Agreement. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

[Signatures appear on the following page.]

In witness whereof, the parties hereto have executed this Amendment as of the date first written above.

COLUMBIA FUNDS SERIES TRUST I on behalf

of its series listed on Schedule A

COLUMBIA FUNDS INSTITUTIONAL TRUST

on behalf of its series listed on Schedule A

COLUMBIA FUNDS VARIABLE INSURANCE

TRUST on behalf of its series listed on Schedule A

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President, Chief Financial Officer and Treasurer

COLUMBIA MANAGEMENT SERVICES, INC.

By:	/s/ Stephen T. Welsh
Name:	Stephen T. Welsh
Title:	President

COLUMBIA MANAGEMENT ADVISORS, LLC

By:	/s/ Christopher L. Wilson
Name:	Christopher L. Wilson
Title:	President

[SIGNATURE PAGE TO AMENDMENT]

SCHEDULE A

TRUST	SERIES
Columbia Funds Series Trust I	Columbia High Yield Municipal Fund
Columbia Strategic Income Fund
Columbia Federal Securities Fund
Columbia Tax-Exempt Fund
Columbia California Tax-Exempt Fund
Columbia International Stock Fund
Columbia Intermediate Municipal Bond Fund
Columbia Balanced Fund
Columbia Conservative High Yield Fund
Columbia Greater China Fund
Columbia Mid Cap Growth Fund
Columbia Oregon Intermediate Municipal Bond Fund
Columbia Real Estate Equity Fund
Columbia Small Cap Growth Fund I
Columbia Strategic Investor Fund
Columbia Technology Fund
Columbia Asset Allocation Fund
Columbia Common Stock Fund
Columbia Disciplined Value Fund
Columbia Dividend Income Fund
Columbia Large Cap Growth Fund
Columbia Liberty Fund
Columbia Small Cap Core Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia New Jersey Intermediate Municipal Bond Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia Rhode Island Intermediate Municipal Bond Fund
Columbia Connecticut Tax-Exempt Fund
Columbia Massachusetts Tax-Exempt Fund
Columbia New York Tax-Exempt Fund
Columbia Income Fund
Columbia Intermediate Bond Fund
Columbia U.S. Treasury Index Fund
Columbia World Equity Fund
Columbia Core Bond Fund
Columbia High Yield Opportunity Fund
Columbia Small Cap Value Fund I

TRUST	SERIES
Columbia Funds Institutional Trust	CMG Strategic Equity Fund
CMG Small/Mid Cap Fund
CMG International Stock Fund
CMG Core Bond Fund
CMG High Yield Fund
CMG International Bond Fund
CMG Short Term Bond Fund
CMG Ultra Short Term Bond Fund
CMG Intermediate Bond Fund
CMG Core Plus Bond Fund
CMG Government Bond Fund
CMG Mortgage and Asset-Backed Securities Fund
CMG Small Cap Growth Fund
CMG Enhanced S&P 500 Index Fund
CMG Large Cap Value Fund
CMG Large Cap Growth Fund
CMG Mid Cap Value Fund
CMG Mid Cap Growth Fund
CMG Small Cap Value Fund

Columbia Funds Variable Insurance Trust	Columbia International Fund, VS
Columbia Strategic Income Fund, VS
Columbia Small Cap Value Fund, VS
Columbia S&P 500 Index Fund, VS
Columbia Money Market Fund, VS
Columbia Federal Securities Fund, VS
Columbia Asset Allocation Fund, VS
Columbia Large Cap Value Fund, VS
Columbia Mid Cap Value Fund, VS
Columbia Small Company Growth Fund, VS
Columbia Large Cap Growth Fund, VS